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                                                                    EXHIBIT 10.6

                   PROCEEDS ALLOCATION AND INDEMNITY AGREEMENT

     This agreement is made as of the 21st of May, 1999 by and between AOA Holding LLC, a Minnesota limited liability company ("Holding") and AOA Capital Corp, a Minnesota corporation ("Capital Corp").

                                   WITNESSETH

     WHEREAS, Holding and Capital Corp are jointly the issuers of $50 million in original principal amount of senior notes due 2006 (the "New Bonds");

     WHEREAS, in connection with the issuance of the Bonds, Holding and Capital Corp have entered into numerous agreements including, without limitation, a securities purchase agreement with CIBC Oppenheimer Corp. and an indenture with United States Trust Company of New York (collectively, together with any other instruments executed in connection with the issuance of the New Bonds, "the Ancillary Agreements");

     WHEREAS, Capital Corp is wholly owned by Holding;

     WHEREAS, the proceeds of the issuance of the New Bonds are to be distributed in their entirety to Holding and none of such proceeds are to be distributed to Capital Corp;

     WHEREAS, Capital Corp has no assets and has been formed solely for the purpose of joining in the issuance of the New Bonds and has executed the Ancillary Agreements solely as an accommodation to Holding in order to satisfy certain legal requirements of the purchasers of the New Bonds;

     WHEREAS, in view of the foregoing, the parties hereto are desirous of allocating their respective liabilities in respect of the New Bonds and the Ancillary Agreements in proportion to the amounts received by them thereunder;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1. The proceeds of the New Bonds shall be allocated, in their entirety, to Holding. Capital Corp shall not receive any proceeds therefrom.

     2. Holding shall pay all costs and expenses incurred in connection with the issuance of the New Bonds including, without limitation, legal, accounting, printing and other costs and expenses.

     3. Holding shall indemnify, and forever hold Capital Corp, its officers, directors and agents (each an "Indemnified Party") harmless against and in respect of, any and all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments,
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orders, judgements, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys) of any kind or nature whatsoever to the extent sustained, suffered, or incurred by an Indemnified Party as a result of claims made against an Indemnified Party in connection with the New Bonds or any Ancillary Agreement.

     4. An Indemnified Party shall notify the Holding in writing (at the address and in the manner set forth in paragraph 5 below) promptly upon becoming aware of any claim for which indemnification may be sought pursuant to paragraph 3 above (and, in the case of the assertion of a claim in writing by a third party, whether by service of a summons and complaint or otherwise, within five days after receipt of such notice in writing) or any other matter which may give rise to any right to indemnification hereunder. Holding shall not be liable to an Indemnified Party for any legal or other expenses incurred by an Indemnified Party in connection with the defense of any claim prior to the fifth day after the receipt by Holding of the notice from the Indemnified Party contemplated by this paragraph and, thereafter, as long as (i) Holding shall have acknowledged its obligation to indemnify the Indemnified Party in respect of such claim made and (ii) Holding shall have assumed the defense of such claim. After the acknowledgment and assumption of defense contemplated by the prior sentence, Holding agrees (i) to provide an Indemnified Party reasonable reports upon reasonable request by such Indemnified Party as to the status of any indemnification claim and (ii) not to settle any claim for indemnification or consent to the entry of any judgement in litigation arising from such a claim without obtaining a release of such Indemnified Party from all liability in respect of such claim or litigation. An Indemnified Party shall have the right to employ counsel to represent it, in his or its sole discretion, notwithstanding the assumption of the defense of any claim by the undersigned and, in such event, the fees and expenses of the counsel engaged by the Indemnified Party shall be paid by the Indemnified Party so electing to do. Each Indemnified Party agrees to keep Holding informed of all negotiations with third parties and of the progress of any litigation with third parties with respect to which it may have engaged separate counsel or with respect to which the undersigned have not assumed the defense. Each Indemnified Party and Holding agrees to permit the other reasonable access to its respective books and records and to otherwise cooperate with all reasonable requests of the other in connection with any matter or claim in respect of the New Bonds, the Ancillary Agreements or claims thereunder.

     5. All notices, requests and other communications from any of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served when personally delivered (in the case of a corporate entity, to an executive officer of such party), or on the first day after the date of deposit with a recognized overnight delivery service for next day delivery, postage prepaid, or on the third day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, facsimile or similar telephonic transmission during normal business hours, provided that the recipient has specifically acknowledged by telephone receipt of such telecopy, facsimile or telephonic transmission;

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addressed, in all cases, to the party at the address set forth below, or to such other address as such party may hereafter designate by written notice to the other parties.

                AOA Holding LLC
                1380 W. Paces Ferry Road NW
                Suite 170 South Wing
                Atlanta, GA  30327
                Attn:  Abe Levine

                AOA Capital Corp
                2575 Vista Del Mar Drive
                Ventura, CA  93001
                Attn:  Paul E. Schedler

     6. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This agreement shall be construed and enforced in accordance with the laws of the state of Minnesota. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be varied, modified or amended except by a writing signed by the parties to be charged. The making, execution and delivery of this agreement by the parties hereto have been induced by no representations, statements, warranties or agreement of the other except those herein expressed. Nothing in this agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this agreement or of any term, condition or covenant hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                       AOA HOLDING LLC

                                       By /s/ Abe Levine

                                       Its CFO

                                       AOA CAPITAL CORP

                                       By /s/ Abe Levine

                                       Its CFO

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